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                                                                      Exhibit 16

                                                     700 One Prudential Plaza
                                                     130 E. Randolph Drive
                                                     Chicago, IL 60601-6203
                                                     312 856-0200


                                                              GRANT THORNTON LLP

August 29, 1996


Securities and Exchange Commission
450 Fifth Street N.W.
Washington D.C. 20549

Re:  Information Resources, Inc.
     File No. 0-11428

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Information Resources, Inc. dated August 22, 1996 and agree with the statements contained therein.

Very truly yours,


/s/ Grant Thornton LLP
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    Grant Thronton LLP